                                                                 EXHIBIT 23.01


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31389), (No. 33-63612), (No. 33-83434),
(No. 33-83436) and (No. 33-98068) and the Registration Statements on Form S-3 (No. 333-31385) and (No. 333-33671) of Technology Solutions Company of our report dated June 25, 1997 appearing on page 33 of Technology Solutions Company Annual Report on Form 10-K for the year ended May 31, 1997.

Price Waterhouse LLP

August 25, 1997
Chicago, Illinois














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